AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2006

REGISTRATION NO. 333-[          ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALADDIN KNOWLEDGE SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 BEIT OVED STREET, TEL-AVIV 61110, ISRAEL
(Address of Principal Executive Offices) (Zip Code)

ALADDIN KNOWLEDGE SYSTEMS LTD. 2003 WORLDWIDE SHARE OPTION PLAN
(Full title of the plan)

Aladdin Knowledge Systems, Inc.
2920 N.Arlington Heights Road
Arlington Heights, IL 60004
(847) 818-3800
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

2003 Worldwide Share Option Plan, Ordinary Shares, par value NIS 0.01 per share	500,000	$19.19(*)	$9,592,500(*)	$1,026.40

(*)

Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $19.19 per share, which represents the average of the high and low prices of the Ordinary Shares as reported on the NASDAQ National Market for the 5 day period ending on June 28, 2006.

          On November 30, 2004, Aladdin Knowledge Systems Ltd. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No.333-120841) relating to 500,000 ordinary shares to be offered and sold under the Plan set forth on the cover page of this Registration Statement and the contents of such prior Registration Statement are incorporated into this Registration Statement by reference.

          This Registration Statement covers an additional increase of 500,000 ordinary shares pursuant to the automatic share increase provisions of the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion and consent of Herzog Fox & Neeman.

23.1	Consent of Kost, Forer, Gabbay & Kasierer.

23.2	Consent of Blick Rothenberg.

23.3	Consent of Herzog Fox & Neeman is contained in Exhibit 5.1.

24.1	Powers of Attorney (included on the signature page).

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on June 29, 2006.

ALADDIN KNOWLEDGE SYSTEMS LTD.

By:	/s/ Yanki Margalit

Yanki Margalit
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Yanki Margalit, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all future amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yanki Margalit		June 29, 2006

Yanki Margalit	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ Efrat Makov	Chief Financial Officer (principal financial officer and principal accounting officer)	June 29, 2006

Efrat Makov

/s/ David Assia		June 29, 2006

David Assia	Director

/s/ Menahem Gutterman		June 29, 2006

Menahem Gutterman	Director

/s/ Orna Berry		June 29, 2006

Orna Berry	Director

/s/ Dany Margalit		June 29, 2006

Dany Margalit	Director

Authorized Representative in the United States:

Aladdin Knowledge Systems, Inc.

By: /s/ Steven Langerock

Steven Langerock

June 29, 2006

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion and consent of Herzog Fox & Neeman.

23.1	Consent of Kost, Forer, Gabbay & Kasierer

23.2	Consent of Blick Rothenberg.

23.3	Consent of Herzog Fox & Neeman is contained in Exhibit 5.1.

24.1	Powers of Attorney (included on the signature page).